                                                                               .
                                                                               .
                                                                               .
                               CASTLE BRANDS INC.

                          STOCK OPTION GRANT AGREEMENT

GRANTED TO:  ______________                                     GRANT DATE:  _____________(the "Effective Date").

SOCIAL SECURITY NO.: ______________                             OPTION PRICE PER SHARE:   ___________


OPTION NO.:  ___                                                GOVERNING DOCUMENT:  Castle Brands Inc. 2003 Stock
                                                                Incentive Plan (the "Plan")
TOTAL SHARES:   ___________

VESTING PERIOD:  _______________


Your Option

This option is granted pursuant to, and is subject to the terms and conditions of, the Plan. Except as otherwise specifically stated herein, any inconsistency between the terms of this option agreement and the Plan shall be resolved by reference to the terms and provisions of the Plan.

If you are an employee of Castle Brands Inc. (the "Corporation"), or its subsidiaries or affiliates, your option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), except as follows:

(1) To the extent that the aggregate fair market value of the common stock $.01 par value per share (the "Common Stock"), of the Corporation with respect to which stock options intended to constitute incentive options that are exercisable for the first time by you during any calendar year exceeds $100,000, such options shall be treated as options which are not incentive stock options. The fair market value of the Common Stock shall be determined as of the date of the option grant.

(2) To the extent that you exercise your option after the three-month period following the termination of your employment with the Corporation (or its subsidiaries or affiliates), your option shall be treated as an option which is not an incentive stock option.

(3) To the extent that you dispose of Common Stock purchased pursuant to an incentive stock option granted hereunder within two years from the date of grant or within one year after the transfer of Common Stock to you as a result of your exercise of the option granted hereunder, such disposition shall be treated as a "disqualifying disposition." If you make such a disposition, you agree to promptly (but no later than thirty days following such disposition) notify the Corporation in writing of the date and terms of the disposition and provide such other information regarding the disposition as the Corporation may require.

If you are a non-employee director of, or a consultant to, the Corporation, or one of its subsidiaries, your option shall not qualify as an incentive stock option under Section 422 of the Code.

Vesting

Your option shall vest ________________________.

Payment Methods

Payment of the option price shall be made in U.S. dollars or, in the discretion of the Compensation Committee of the Corporation (the "Compensation Committee"), in Common Stock of the Corporation valued at its fair market value, a combination of such Common Stock and cash or any other method as may be approved by the Compensation Committee or otherwise permitted under the Plan. However, payment may not be made with Common Stock unless stock has been held for at least six months. Payment shall be made to the Corporation at its corporate office, Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, NY 10022, Attention: President.

Conditions of Exercisability

The exercise of your option is subject to the following terms and conditions:

(1) As a prerequisite to delivery of any stock certificates upon your exercise of an option granted hereunder, you shall give an undertaking and agree to the placing of such legends on your certificates as may be required by the Compensation Committee to assure compliance with any federal or state securities laws. The Common Stock purchased pursuant to the exercise of an option granted hereunder cannot be sold unless it has been registered under the Securities Act of 1933, as amended (the "Act"), or is subject to an exemption from registration under such Act.

(2) Except as provided below, you must be an employee or director of, or a consultant to the Corporation or one of its subsidiaries at the date of exercise and that employment, directorship or consultancy must have been continuous from the date hereof. For the purposes of this Plan, persons on company-authorized leaves of absence are considered employees; however, long-term disability is not considered employment.

(3) In the event of a change of control of the Corporation your rights to exercise this option shall be governed by your employment agreement, or if not specifically addressed in your employment agreement or if you do not have an employment agreement, shall be governed by the Plan. In the event of (i) your death or (ii) the termination of your employment, directorship or consultancy by the Corporation for cause or without cause, by you or due to long-term disability while an active employee, director or consultant, your rights to exercise this option shall be governed by your employment agreement, or if not specifically addressed in your employment agreement or if you do not have an employment agreement, shall be as follows:

     (a) In the event of your death while an active employee, director or consultant, your rights to exercise this option which have vested to and including the date of death may be exercised within one year after death by your estate or by any person who acquires such option by inheritance or devise. Thereafter, such rights shall lapse. You understand that to the extent that your option is exercised after the period that is three months after your termination or employment, it will be treated as an option which is not an incentive stock option under Section 422 of the Code.

     (b) In the event of the termination of your employment, directorship or consultancy due to long-term disability, your rights to exercise this option which have vested to and including the date of long-term disability may be exercised within one year after the start of long-term disability by you or, should you die within said one year period, by your estate or any such person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse.

     (c) In the event of your Retirement (as defined below) from the Corporation, or one of its subsidiaries, your rights to exercise this option which have vested to and including the date of your Retirement may be exercised within three months after Retirement by you or, should you die within said three months period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse. For purposes of this
Section 3(c), the term "Retirement" shall mean the termination of employment after having reached age sixty-five (65).

     (d) In the event of the termination of your employment other than for Cause (as defined herein), death or disability your rights to exercise this option which have vested to date of termination may be exercised within three months after such termination (the "Post Termination Exercise Period") or, should you die within said three month period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse.

     (e) If your employment is terminated for Cause, the option granted hereunder shall immediately terminate upon the giving of notice of your termination. The Compensation Committee shall determine in its sole discretion when notice of termination was given and whether termination was for Cause. As used in this Section 3(e), "Cause" means a person's personal dishonesty, willful misconduct, breach of fiduciary duty, or failure to substantially perform assigned duties relating to such person's performance hereunder (other than any such failure owing to such person becoming disabled) as determined by the Board of Directors of the Corporation in their sole discretion, or any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of this option as determined by the Board of Directors of the Corporation in their sole discretion.

(4) If you are an employee, this option shall not be transferable by you to anyone, other than after your death, in order to qualify as an incentive stock option under Section 422 of the Code. However, if you are a director or consultant, or to the extent this option does not qualify as an incentive stock option under Code Section 422, this option shall be transferable by you to your spouse, children, brother, sister, parents or a trust in which these persons have more than fifty percent of the beneficial interest, or by will or by the laws of descent and distribution. During your lifetime, this option shall be exercisable only by you or any transferee described in the previous sentence.


(5) This option is not, in any event, exercisable after the expiration of ten years from ______________.

(6) The exercise of this option is subject to all the terms and conditions contained in the Plan, a copy of which is attached hereto.

(7) In connection with the exercise of this option, the Corporation, or one of its subsidiaries, shall have the right to withhold from your salary or other amounts payable to you, or to require you to make arrangements to pay in a manner satisfactory to the Corporation, the appropriate amount of applicable withholding taxes, if any. Without limiting the scope of the preceding sentence, you shall have the right to elect to pay your withholding taxes to the Corporation in cash or in such form and manner as the Compensation Committee shall prescribe, to have such number of shares of Common Stock otherwise issuable with respect to the exercise of this option reduced by the amount necessary to satisfy all or part, as you may so elect, of your statutory minimum withholding obligation, and to transfer to the Corporation unrestricted shares of Common Stock already held by you to satisfy all or any part, as you may so elect, of your withholding obligation, provided that no more than the statutory minimum withholding amount shall be so withheld.

Please retain this copy for your files.


CASTLE BRANDS INC.                                           GRANTEE:

By:
   --------------------------------------------------         -----------------------------------------------------
      Print Name:                                             Print Name:
      Title:
